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                     EMPLOYEE STOCK OPTION EXCHANGE PROGRAM


                                                                Exhibit(a)(1)(k)

                       REMEMBER TO ACT BEFORE THE DEADLINE

DEADLINE: Tuesday, January 8, 2003 5:00 pm Pacific Time to Stock Administration, Con 6-2

PROGRAM DETAILS:

Brocade Intranet - http://emp.brocade.com/

                                            [GRAPHIC CONTAINING "X" DAYS TO ACT]

QUESTIONS:

1.  E-mail stockex@brocade.com

2. Wednesday, January 8th from noon to 1:00 pm - Representatives from Finance, Stock Administration, Legal and HR will be available in the Con 6 Breakroom to answer questions about the program.